Exhibit 21

                           BLACK HILLS CORPORATION

                           SUBSIDIARY OF REGISTRANT

                      Wyodak Resources Development Corp.
                            a Delaware corporation

              SUBSIDIARIES OF WYODAK RESOURCES DEVELOPMENT CORP.

                                DAKSOFT, Inc.
                          a South Dakota corporation

                         Landrica Development Company
                          a South Dakota corporation

                 Black Hills Exploration and Production, Inc.
                            a Wyoming corporation

                         Black Hills Generation, Inc.
                            a Wyoming corporation

                       Black Hills Capital Group, Inc.
                          a South Dakota corporation

               SUBSIDIARIES OF BLACK HILLS CAPITAL GROUP, INC.

                          Black Hills FiberCom, Inc.
                          a South Dakota corporation

                        Black Hills Coal Network, Inc.
                          a South Dakota corporation

                             Enserco Energy, Inc.
                          a South Dakota corporation

                      Black Hills Energy Resources, Inc.
                          a South Dakota corporation

               SUBSIDIARY OF BLACK HILLS ENERGY RESOURCES, INC.

                                VariFuel, Inc.
                          a South Dakota corporation